EXHIBIT 4.13
                                Quebec


                       CERTIFICAT DE MODIFICATION


                    Loi sur les compagnies, Partie IA
                          (L.R.Q., chap. C-38)


           J'atteste par les presentes que la compagnie



           SOCIETE D'ALUMINIUM REYNOLDS DU
           CANADA, LTEE


           et sa version


           REYNOLDS ALUMINUM COMPANY OF
           CANADA, LTD.


           a modifie ses statuts le 1ER JANVIER 1996, sous l'autorite de la partie IA de la Loi sur les compagnies, tel qu'indique dans les statuts de modification ci-joints.


           Deposes au registre le 15 decembre 1995
           sous le matricule 1143544550


Gouvernement
du Quebec
L'Inspecteur
general des         Alfred Vaillancourt
institutions        Inspecteur general des institutions financieres par interim financieres

T130D10C55S43JA

[IMAGE OF SEAL OMITTED]

Gouvernement du Quebec
L'Inspecteur general
des institutions financieres

                                         Formulaire 5
                                         STATUTS DE MODIFICATION
                                         Loi sur les compagnies, L.R.Q. c. C-38
                                         Partie 1A

1.  Denomination sociale
    SOCIETE D'ALUMINIUM REYNOLDS DU CANADA, LTEE
    REYNOLDS ALUMINUM COMPANY OF CANADA, LTD.

2.  Adresse actuelle de la compagnie

    1002   SHERBROOKE WEST, SUITE 2420
      No        Nom de la rue

    MONTREAL
      Municipalite

    QUEBEC             H3A 3L6
      Province          Code postal


3. ____ Requete presentee en vertu de l'article 123.140 et suivants de la Loi sur les compagnies

4.  Les statuts de la compagnie sont modifies de la facon suivante:


5.  Date d'entree en vigueur,   6.  Denomination sociale (ou numero
    si differente de la date        matricule) anterieure a la modification, si
    du depot (voir instructions)    differente de celle mentionnee a la case 1

    JANUARY 1, 1996                 SOCIETE CANADIENNE DE METAUX REYNOLDS,
                                      LIMITEE
                                    CANADIAN REYNOLDS METALS COMPANY, LIMITED

Si l'espace est insuffisant, joindre une annexe en deux (2) exemplaires


Signature de
l'administrateur autorise     D. Michael Jones



____________________________________________________________________________
Reserve a 'l'administration


GOUVERNEMENT DU QUEBEC
      DEPOSE LE
    15 DEC. 1995
INSPECTEUR GENERAL DES
INSTITUTIONS FINANCIERES

    Gouvernement du Quebec
    L'Inspecteur general
    des institutions financieres

                                            CERTIFICAT DE MODIFICATION
                                            Loi sur les compagnies
                                            (L.R.Q., chap. C-38)


                                              Partie IA


                      J'atteste par les presentes que la compagnie


                      SOCIETE CANADIENNE DE METAUX REYNOLDS,
                      LIMITEE


                      a modifie ses statuts, sous l'autorite de la partie IA de la Loi sur les compagnies, tel qu'indique dans les statuts de modifi-cation ci-joints.


                      Le 1993 02 19


                                Jean Marie Bandchard
                                Inspecteur general des institutions financieres

Gouvernement
du Quebec
L'Inspecteur
general des
institutions      1171-7386
financieres


 [IMAGE OF SEAL OMITTED]

   Gouvernement du Quebec
   L'Inspecteur general
   des institutions financieres

                                     CERTIFICAT D'ENREGISTREMENT
                                     Loi sur les compagnies
                                     (L.R.Q., chap. C-38)


                                     Partie IA


                      J'atteste par les presentes que la copie qui accompagne le present certificat est une copie authentique de l'original d'un document concernant


                      SOCIETE CANADIENNE DE METAUX REYNOLDS,
                      LIMITEE


                      et que cette copie a ete enregistree
                      le 1993 02 19
                      au libro S-3016, folio 53


                                Jean Marie Bandchard
                                Inspecteur general des institutions financieres

Gouvernement
du Quebec
L'Inspecteur
general des
institutions                     1171-7386
financieres

[IMAGE OF SEAL OMITTED]

   Gouvernement du Quebec
   L'Inspecteur general
   des institutions financieres

                                          Formulaire 5
                                          STATUTS DE MODIFICATION
                                          Loi sur les compagnies
                                          Partie 1A


1.  Denomination sociale ou numero matricule

    Canadian Reynolds Metals Company, Limited -- Societe
    Canadienne de Metaux Reynolds, Limitee


2.  Les statuts de la compagnie sont modifies de la facon suivante:

    Section 5 of the articles of continuance is amended by deleting therefrom the following provision (set forth in Annex B to the articles of continuance):

       (c) Any invitation to the public to subscribe for any shares, debentures or other securities of the company shall be prohibited.

    Section 5, as so amended, reads in its entirety as set forth in the revised Annex B to the articles of continuance attached hereto.


3.  Date d'entree en vigueur,    4.  Denomination sociale (ou numero matricule)
    si differente de la date         anterieure a la modification, si
    du depot (Voir instructions)     differente de celle mentionnee a la case 1


Signature de                         Fonction du
l'administrateur autorise            signataire       Director
    Henry S. Savedge, Jr.

____________________________________________________________________________
Reserve a 'l'administration                                        1171-7386



GOUVERNEMENT DU QUEBEC
      DEPOSE LE
    19 FEV. 1993
L'INSPECTEUR GENERAL DES
INSTITUTIONS FINANCIERES

                 ANNEX B TO ARTICLES OF CONTINUANCE OF
                 -------------------------------------
              CANADIAN REYNOLDS METALS COMPANY, LIMITED--
              -------------------------------------------
            SOCIETE CANADIENNE DE METAUX REYNOLDS, LIMITEE
            ----------------------------------------------

5.   Limitations on the transfers of shares, if any.
     -----------------------------------------------

(a) The shares of the capital stock of the company shall not be transferred without the consent of the Board of Directors evidenced by a resolution adopted by them and recorded in the books of the company or the consent of the holders of the majority in number of the outstanding shares of the company then entitled to vote at meetings of shareholders of the company.

(b) The number of shareholders of the company shall be limited to fifty (50) not including persons who are in the employment of the company and persons who, having been formerly in the employment of the company were, while in that employment and have continued after the termination of that employment to be, shareholders of the company, two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder.

                         ARTICLES OF CONTINUANCE
                                  Form 7
                      (Part 1A of the Companies Act)


1  Corporate name                                    2   Date of incorporation

   Canadian Reynolds Metals Company Limited --           July 31, 1970
   Societe Canadienne De Metaux Reynolds, Limitee

3  Judicial district within Quebec chosen as the company's head-office location

   Judicial District of Montreal

4  Description of the company's share capital

   See Annex A.

5  Limitations on the transfer of shares, if any

   See Annex B.

6  Number (or minimum and maximum number) of directors permissible

   The Board of Directors of the company shall consist of such number, being not less than three and not greater than twelve, as may be determined from time to time by the Board of Directors.

7  Limitations imposed on activities, if any

   None.

8  Other provisions

   See Annex C.



Signature of
authorized                          Post of     Vice Chairman of the Board
director    William S. Leonhardt    signatory   and Chief Financial Officer
            William S. Leonhardt                  Date October 1, 1982


For Departmental use only

-------------------------------------------------------------------------------
      Date filed                                     File number
                                                                1171-7386

   QUEBEC
   DEPOSES
     LE
 1982 10 01
LE DIRECTEUR
    DES
COMPAGNIES

   Gouvernement du Quebec
   Ministere des Institutions financieres
   et Cooperatives
   Direction des compagnies

                                       CERTIFICAT D'ENREGISTREMENT
                                       (Partie 1A de la Loi sur les compagnies)


   Je certifie par les presentes que chaque document qui accompagne le present certificat est une copie authentique de l'original d'un document concernant

   SOCIETE CANADIENNE DE METAUX REYNOLDS,
   LIMITEE


   et qu'il a ete enregistre
   le 82/10/06
   au libro S-228, folio 138


   Le Directeur

   Hubert Jaudry
   Dossier: 1171-7386

   Gouvernement du Quebec
   Ministere des Institutions financieres
   et Cooperatives
   Direction des compagnies

                                       CERTIFICAT DE CONTINUATION
                                       (Partie 1A de la Loi sur les compagnies)


   Je certifie par les presentes que
   la compagnie
   SOCIETE CANADIENNE DE METAUX
   REYNOLDS, LIMITEE


   a continue son existence sous l'autorite de la partie
   1A de la Loi sur les compagnies, tel qu'indique dans les statuts de continuation ci-joints.


   Date 82/10/01
   Le Directeur

   Hubert Jaudry

                  ANNEX A TO ARTICLES OF CONTINUANCE OF
                  -------------------------------------
                CANADIAN REYNOLDS METALS COMPANY, LIMITED--
                -------------------------------------------
               SOCIETE CANADIENNE DE METAUX REYNOLDS, LIMITEE
               ----------------------------------------------

     4. Description of the Company's Share Capital. The authorized share capital of the company shall be unlimited and shall consist of:
         1. An unlimited number of Common Shares, without Par Value ("Common Shares");
         2. An unlimited number of Class A Preferred Shares, $100 Par Value ("Class A Preferred");
         3. An unlimited number of Class B Preferred Shares, $100 Par Value ("Class B Preferred"); and
         4. An unlimited number of Class C Preferred Shares, $100 Par Value ("Class C Preferred").
     The said Common Shares and the Class A Preferred, Class B Preferred and Class C Preferred (such three classes of preferred shares hereinafter referred to in the aggregate as the "Preferred Shares") shall carry and be subject to the following preferences, priorities, rights, conditions, limitations and restrictions:
          (1) The holders of each class of the Preferred Shares shall, when and as declared by the Board of Directors, be entitled, out of the funds of the company legally available therefor, to noncumulative dividends at a rate of (a) $10.00 per annum and no more for each share of Class A Preferred, (b) $9.50 per annum and no more for each share of Class B Preferred, and (c) $9.00 per annum and no more for each share of Class C Preferred. Such dividends shall be preferential, so that in no event shall any dividend be declared, paid or set apart for payment on the Common Shares in respect of any quarter-annual period (other than a dividend payable solely in Common Shares) unless and until all dividends on all then outstanding Preferred Shares for such quarter shall have been (i) paid or (ii) declared and a sum sufficient for the payment thereof set apart. The holders of the Preferred Shares shall not be entitled to any dividend other than or in excess of the noncumulative dividends at the rates provided for above. No dividends for any quarter-annual period shall be declared, paid or set apart for payment on any class of then outstanding Preferred Shares unless the same proportion of the annual dividend rate respectively applicable to the shares of every class of Preferred Shares at the time outstanding shall likewise be declared, paid or set apart as a dividend in respect of such quarter-annual dividend period.
          (2) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of the then outstanding Preferred Shares shall be entitled to receive the sum of $100.00 per share, together with all unpaid declared dividends thereon in priority to any distribution to the holders of the then outstanding Common Shares and shall not be entitled to share any further in the distribution of the property or assets of the company. If, on any voluntary or involuntary liquidation, dissolution or winding up of the company, the assets of the company are insufficient to permit full payment to the holders of the then outstanding Preferred Shares as herein provided, then the holders of the then outstanding Preferred Shares shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. An amalgamation of the company with or into another company or companies shall not be deemed to be a liquidation, dissolution or winding up of the company within the meaning of this Paragraph.
          (3) The company may, at the option of the Board of Directors of the company, redeem all or, from time to time, any part of the then outstanding Preferred Shares on payment to the holders thereof, for each share to be redeemed, of the amount of S100.00, together with all unpaid declared dividends thereon. Before redeeming any Preferred Shares, the company shall mail to each person who, at the date of such mailing, is a registered holder of shares to be redeemed, notice of the intention of the company to redeem such shares held by such registered holder. Such notice shall be mailed by registered or certified post addressed to the last address of any such holder as it appears on the records of the company or, in the event of the address of any such holder not appearing on the records of the company, then to the last known address of such holder, at least 10 days before the date specified for redemption. Such notice shall set out the class to be redeemed, redemption price, the date on which redemption is to take place and, if only part of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the company shall pay or cause to be paid the redemption price to the registered holders of the shares to be redeemed, on presentation and surrender of the certificates for the shares so called for redemption, duly endorsed in blank, at the head office of the company or at such other place or places as may be specified for redemption in such notice. On and after the date so specified for redemption, the holders of such shares called for redemption shall cease to be entitled to any rights in respect thereof, except to receive the redemption price, without interest, unless payment of the redemption price shall not be made by the company in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired. On or before the date specified for redemption, the company shall have the right to deposit the redemption price of the shares called for redemption in a special account with a bank or trust company named in the notice of redemption to be paid, without interest, to or to the order of the respective holders of such shares called for redemption upon presentation and surrender of the certificates representing the same, duly endorsed in blank, and, on the date specified for redemption, the shares in respect whereof such deposit shall have been made shall be deemed to have been redeemed and the rights of the several holders thereof, after such date, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective shares against presentation and surrender of the certificates representing such shares.
          (4) The company may at any time or times purchase for cancellation the whole or any part of the Preferred Shares outstanding from time to time pursuant to tenders, or, with the unanimous consent of the holders of all the then outstanding Preferred Shares (or, if only one or two classes are involved, by the holders of all then outstanding shares of the involved class or classes), by private contract at the lowest price at which, in the opinion of the Board of Directors, such shares are obtainable but not exceeding the amount of $100.00 per share, together with all unpaid declared dividends thereon.
          (5) Subject to the provisions of the Companies Act (Quebec), any holder of one or more then outstanding Preferred Shares may require the company to redeem all or any of such shares registered in the name of such holder on the books of the company, by tendering to the company at its head office the share certificate(s), duly endorsed in blank, representing such share(s) which such holder desires to have the company redeem and a written request for redemption specifying (i) the number of shares for which redemption is sought (the "sold shares") and (ii) the business day (the "purchase date") on which such holder desires to have the company redeem the sold shares, which shall be not less than 10 days after the day on which the request is given to the company. After receipt of such share certificate(s) and request the company shall on the purchase date redeem the sold shares by paying to such shareholder an amount of $100 per sold share plus any unpaid declared dividends thereon. Such payment shall be made by check payable at any branch of the company's bank. The sold shares shall be redeemed on the purchase date and thereafter their holders shall cease to be entitled to any rights of shareholders in respect of the sold shares (except to receive the redemption price) unless payment of the redemption price is not made on the purchase date, in which case the rights of the holders of the sold shares shall remain unimpaired. Notwithstanding the foregoing, the company shall not be obliged to purchase the sold shares to the extent that such purchase would be contrary to any applicable law, and if such purchase of any such sold shares would be contrary to any applicable law, the company shall only be obliged to purchase such sold shares to the extent that the monies applied thereto shall be such amount (rounded to the next lower multiple of $100) as would not be contrary to such law, in which case, the company shall pay to each holder of sold shares his pro rata share of the purchase monies allocable and shall cause to be issued to such holder a new share certificate representing the sold shares held by such holder and not purchased by the company.
          (6) The holders of the then outstanding Preferred Shares and the holders of the then outstanding Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the company and each share of the Preferred Shares and Common Shares then outstanding shall confer the right to one (1) vote in person or by proxy at all meetings of shareholders of the company.
          (7) The company shall not, except by by-law passed by the Board of Directors and confirmed by resolution by a majority of not less than two-thirds of the votes cast by (i) the holders of each class of the then outstanding Preferred Shares and (ii) the holders of the then outstanding Common Shares present or represented at, and voting separately by classes at, a special general meeting of the shareholders called for considering such resolution and upon compliance with any relevant provisions of the laws governing the company,
(i) create any other class of shares, (ii) voluntarily liquidate or dissolve the company, (iii) distribute any surplus of the company other than by way of dividend or by purchase or redemption of any Preferred Shares in accordance with the provisions of paragraphs (1), (3), (4) and (5), respectively, hereof, or (iv) repeal, amend or otherwise alter any of the provisions contained in paragraphs (1) to (6) hereof or in this paragraph (7).

FI2734

                      ANNEX B TO ARTlCLES OF CONTINUANCE OF
                      -------------------------------------
                    CANADIAN REYNOLDS METALS COMPANY, LIMITED-
                    ------------------------------------------
                  SOCIETE CANADIENNE DE METAUX REYNOLDS, LIMITEE
                  ----------------------------------------------


     5.  Limitations on the transfers of shares, if any.
     (a) The shares of the capital stock of the company shall not be transferred without the consent of the Board of Directors evidenced by a resolution adopted by them and recorded in the books of the company or the consent of the holders of the majority in number of the outstanding shares of the company then entitled to vote at meetings of shareholders of the company.
     (b)  The number of shareholders of the company shall be limited to fifty
          (50) not including persons who are in the employment of the company and persons who, having been formerly in the employment of the company were, while in that employment and have continued after the termination of that employment to be, shareholders of the company, two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder.
     (c) Any invitation to the public to subscribe for any shares, debentures or other securities of the company shall be prohibited.

FI2734

                 ANNEX C TO ARTICLES OF CONTINUATION OF
                 --------------------------------------
               CANADIAN REYNOLDS METALS COMPANY, LIMITED--
               -------------------------------------------
             SOCIETE CANADIENNE DE METAUX REYNOLDS, LIMITEE
             ----------------------------------------------

     8.  Other Provisions.
         (a) So long as the company has not made a distribution of its securities to the public, the annual meeting of the shareholders of the company may be held within or outside Quebec at such place as the Board of Directors of the company may from time to time designate.
         (b) So long as the company has not made a distribution of its securities to the public, the shareholders of the company may participate and vote at any shareholders' meeting by any means allowing all participants to communicate with each other.
         (c) The company shall have the power to purchase or otherwise acquire and to hold, sell, exchange or otherwise dispose of and deal in the property, rights and assets of, and bonds, debentures, debenture stock, shares of all classes and securities of any form or type issued by any individual, corporation or company, public or private, incorporated or unincorporated.
         (d)  The Board of Directors may, when they deem it expedient:
              (i)  Borrow money upon the credit of the company;
             (ii) Issue debentures or other securities of the company, and pledge or sell the same for such sums and at such prices as may be deemed expedient;
            (iii) Notwithstanding the provisions of the Civil Code, hypothecate, mortgage or pledge the moveable or immoveable property, present or future, of the company, to secure any such debentures, or other securities, or give part only of such guarantee for such purposes; and constitute the hypothec, mortgage or pledge above mentioned, by trust deed, in accordance with sections 28 and 29 of the
         Special Corporate Powers Act (Chap. p-16), or in any other manner;
             (iv)  Hypothecate or mortgage the immoveable property of the company, or pledge or otherwise affect the moveable property, or give all such guarantees, to secure the payment of loans made otherwise than by the issue of debentures, as well as the payment or performance of any other debt, contract or obligation of the company.

FI2734

                           NOTICE OF ADDRESS
                        OR OF CHANGE OF ADDRESS
                            OF HEAD OFFICE
                                Form 2
                     (Part IA of the Companies Act)

Corporate name or designating number

   Canadian Reynolds Metals Company, Limited --
   Societe Canadienne De Metaux Reynolds, Limitee




Notice is hereby given that the address of the head office of the company, within the limits of the judicial district declared in the articles, is as follows:

   1100 Sherbrooke Street West
      Civic number                       Street:

   Montreal
      Locality

   Quebec                                H3A IG7
      Province or country               Postal code



The company    Canadian Reynolds Metals Company, Limited --
               Societe Canadienne De Metaux Reynolds, Limitee

                           Post occupied Vice Chairman of the Board
by William S. Leonhardt    by signatory  and Chief Financial Officer
       (signature)                                       Date October 1, 1982
   William S.Leonhardt


For Departmental use only
------------------------------------------------------------------------------
Date filed                                       File number
                                                 1171-7386
     QUEBEC
    DEPOSES
      LE
   1982 10 01
  LE DIRECTEUR
      DES
  COMPAGNIES

                             NOTICE CONCERNING
                      COMPOSITION OF BOARD OF DIRECTORS
                                   Form 4
                       (Part IA of the Companies Act)

1.  Corporate name or designating number

    Canadian Reynolds Metals Company, Limited --
    Societe Canadienne De Metaux Reynolds, Limitee

2.  The directors of the company are:

    Name and surname         Full residential address        Profession
                             (postal code included)

  David P. Reynolds     905 Tresco Rd., Richmond, VA 23229    Company Executive
  John. H. Galea        207 Hollyport Rd.,Richmond, VA 23229  Company Executive

  William S. Leonhardt  3000 S. Ocean Blvd., Apt. 1106        Company Executive
                        Boca Raton, FL 33432

  A. D. Reynolds, III   2956 Hathaway Rd., No. 610-612        Company Executive
                        Richmond, VA 23233

  W. J. Bennett         Chateau Apartments, #F-41             Company Executive
                        1321 Sherbrooke St., West
                        Montreal, Quebec  H-3G 1J4

  H. W. DeJong          15 Mance Avenue                       Company Executive
                        Baie Comeau, Quebec G4Z 1M6

  Jock K. Finlayson     18 Misty Crescent Avenue              Company Executive
                        Don Mills, Ontario MCV 1T3

If space is insufficient, join an annex      See also attached Annex

The company    Canadian Reynolds Metals Company, Limited -
               Societe Canadienne De Metaux Reynolds Limitee


                                 Post occupied Vice Chairman of the Board
by: William S. Leonhardt         by signatory & Chief Financial Officer
       (signature)                                     Date: October 1, 1982
    William S. Leonhardt

For Departmental use only
-------------------------------------------------------------------------------
    Date filed                                         File number

   QUEBEC                                              1171-7386
   DEPOSES
     LE
  1982 10 01
 LE DIRECTEUR
     DES
  COMPAGNIES

                             ANNEX TO FORM 4

                            NOTICE CONCERNING
                    COMPOSITION OF BOARD OF DIRECTORS


H. V. Helton            10800 Whitaker Woods Road         Company Executive
                        Richmond, VA 23233

Randolph N. Reynolds    8605 River Road                   Company Executive
                        Richmond, VA 23229

Warren Y. Soper         1415 Scarboro Road                Company Executive
                        Montreal, Quebec H3P 2S2

Gouvernement du Quebec
L'Inspecteur general                     CERTIFICAT D'ENREGISTREMENT
des Institutions financieres             Loi sur les compagnies
                                         (L.R.Q., chap. C-38)


                                         Partie IA


                     J'atteste par les presentes que la copie qui accompagne le present certificat est une copie authentique de l'original d'un document concernant

                     SOCIETE CANADIENNE DE METAUX REYNOLDS,
                     LIMITEE

                     et que cette copie a ete enregistree
                     le 1986 08 12
                     au libro S-877 , folio 100

                                Jean Marie Bandchard
                                Inspecteur general des institutions financieres

Gouvernement
du Quebec -
L'Inspecteur
general des
institutions
financieres

[IMAGE OF SEAL OMITTED]

                             Dossier: 1171-7386

Gouvernement du Quebec                  CERTIFICAT DE MODIFICATION
L'Inspecteur general                    Loi sur Ies compagnies
des Institutions financieres            (L.R.Q.  chap. C-38)

                                        Partie IA


           J 'atteste par les presentes que la compagnie

           SOCIETE CANADIENNE DE METAUX REYNOLDS,
           LIMITEE


           a modifie ses statuts, sous l'autorite de la partie IA de la Loi sur les compagnies, tel qu'indique dans les statuts de modification ci-joints.


           Le 1986 08 11

                                Jean Marie Bandchard
                                Inspecteur general des institutions financieres

Gouvernement
du Quebec -
L'Inspecteur
general des
institutions
financieres

[IMAGE OF SEAL OMITTED]

                                 FORM 5
                         ARTICLES OF AMENDMENT
                           The Companies Act
                                 Part IA


1  Corporate name or designating number

   CANADIAN REYNOLDS METALS COMPANY, LIMITED
   SOCIETE CANADIENNE DE METAUX REYNOLDS, LIMITEE

2  The company's articles are amended as follows:

   Section 6 of the articles of continuance be and is hereby deleted and replaced by the following:

   [6   Precise number of minimum and maximum number of directors]

      [Minimum:   3   Maximum:13]

   The Board of Directors of the company shall consist of such number, being not less than three and not greater than thirteen, as may be determined from time to time by the Board of Directors.


3  Effective date, if different  4 Corporate name, or designating number,
   from date of filing             prior to amendment
                                   (if different from that mentioned in Item 1)

Signature of                             Post occupied
authorized director   John H. Galea      by signatory            Director
                      John H. Galea


_____________________________________________________________________________
For departmental use only                                        1171-7386

Gouvernement
du Quebec
Depose le
1986 08 11




Gouvernement du Quebec
L'Inspecteur general                     CERTIFICAT D'ENREGISTREMENT
des Institutions financieres             Loi sur les compagnies
                                         (L.R.Q., chap. C-38)

                                         Partie IA



              J 'atteste par les presentes que la copie qui accompagne le present certificat est une copie authentique de l'original d'un document concernant

              SOCIETE CANADIENNE DE METAUX REYNOLDS,
              LIMITEE

              et que cette copie a ete enregistree
              le 1988 03 04
              au libro S-1384 , folio 85



                                Jean Marie Bandchard
                                Inspecteur general des institutions financieres

Gouvernement
du Quebec -
L'Inspecteur                       1171-7386
general des
institutions
financieres

[IMAGE OF SEAL OMITTED]

Gouvernement du Quebec
L'Inspecteur general                     CERTIFICAT DE MODIFICATION
des Institutions financieres             Loi sur les compagnies
                                         (L.R.Q., chap. C-38)

                                         Partie IA



              J 'atteste par les presentes que la compagnie

              SOCIETE CANADIENNE DE METAUX REYNOLDS,
              LIMITEE


              a modifie ses statuts, sous l'autorite de la partie IA de la Loi sur les compagnies, tel qu'indique dans les statuts de modifi-cation ci-joints


              Le 1988 02 29


                                Jean Marie Bandchard
                                Inspecteur general des institutions financieres

Gouvernement
du Quebec -
L'Inspecteur                     1171-7386
general des
institutions
financieres
[IMAGE OF SEAL OMITTED]

                                                     Form 5
                                                     ARTICLES OF AMENDMENT
                                                     The Companies Act
                                                     Part IA


1   Corporate name or designating number

    CANADIAN REYNOLDS METALS COMPANY, LIMITED
    SOCIETE CANADIENNE DE METAUX REYNOLDS, LIMITEE

2   The company's articles are amended as follows:

    Section 4 of the articles of continuance be and is hereby deleted and replaced by the following:


    A   Description of share capital


    See Annex A


3   Effective date, if different    4  Corporate name, or designating number,
    from date of filing                prior to amendment (if different from
                                       that mentioned in Item 1)


Signature of                             Post occupied
authorized director   John H. Galea      by signatory            Director
                      John H. Galea


_______________________________________________________________________________
For departmental use only                                         1171-7386

Gouvernement
du Quebec
Depose le
1988 02 29





                    ANNEX A TO ARTICLES OF AMENDMENT OF
                    -----------------------------------
                 CANADIAN REYNOLDS METALS COMPANY, LIMITED--
                 -------------------------------------------
                SOCIETE CANADIENNE DE METAUX REYNOLDS, LIMITEE
                ----------------------------------------------

     4. Description of the Company's Share Capital. The authorized share capital of the company shall be unlimited and shall consist of:
         1. An unlimited number of Common Shares, Without Par Value ("Common Shares");
         2. An unlimited number of Class A Preferred Shares, $100 Par Value ("Class A Preferred");
         3. An unlimited number of Class B Preferred Shares, $l00 Par Value ("Class B Preferred");
         4. An unlimited number of Class C Preferred Shares, $100 Par Value ("Class C Preferred"); and
         5. An unlimited number of Class D Preferred Shares, $100 Par Value ("Class D Preferred").
     The said Common Shares and the Class A Preferred, Class B Preferred, Class C Preferred and Class D Preferred (such four classes of preferred shares hereinafter referred to in the aggregate as the "Preferred Shares") shall carry and be subject to the following preferences, priorities, rights, conditions, limitations and restrictions:
         (1) The holders of each class of the Preferred Shares shall, when and as declared by the Board of Directors, be entitled, out of the funds of the company legally available therefor, to noncumulative dividends at a rate of (a) $10.00 per annum and no more for each share of Class A Preferred, (b) $9.50 per annum and no more for each share of Class B Preferred, (c) $9.00 per annum and no more for each share of Class C Preferred, and (d) $8.75 per annum and no more for each share of Class D Preferred. Such dividends shall be preferential, so that in no event shall any dividend be declared, paid or set apart for payment on the Common Shares in respect of any quarter-annual period (other than a dividend payable solely in Common Shares) unless and until all dividends on all then outstanding Preferred Shares for such quarter shall have been (i) paid or (ii) declared and a sum sufficient for the payment thereof set apart. The holders of the Preferred Shares shall not be entitled to any dividend other than or in excess of the noncumulative dividends at the rates provided for above. No dividends for any quarter-annual period shall be declared, paid or set apart for payment on any class of then outstanding Preferred Shares unless the same proportion of the annual dividend rate respectively applicable to the shares of every class of Preferred Shares at the time outstanding shall likewise be declared, paid or set apart as a dividend in respect of such quarter-annual dividend period.
         (2) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of the then outstanding Preferred Shares shall be entitled to receive the sum of $100.00 per share, together with all unpaid declared dividends thereon in priority to any distribution to the holders of the then outstanding Common Shares and shall not be entitled to share any further in the distribution of the property or assets of the company. If, on any voluntary or involuntary liquidation, dissolution or winding up of the company, the assets of the company are insufficient to permit full payment to the holders of the then outstanding Preferred Shares as herein provided, then the holders of the then outstanding Preferred Shares shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. An amalgamation of the company with or into another company or companies shall not be deemed to be a liquidation, dissolution or winding up of the company within the meaning of this Paragraph.
         (3) The company may, at the option of the Board of Directors of the company, redeem all or, from time to time, any part of the then outstanding Preferred Shares on payment to the holders thereof, for each share to be redeemed, of the amount of $100.00, together with all unpaid declared dividends thereon. Before redeeming any Preferred Shares, the company shall mail to each person who, at the date of such mailing, is a registered holder of shares to be redeemed, notice of the intention of the company to redeem such shares held by such registered holder. Such notice shall be mailed by registered or certified post addressed to the last address of any such holder as it appears on the records of the company or, in the event of the address of any such holder not appearing on the records of the company, then to the last known address of such holder, at least 10 days before the date specified for redemption. Such notice shall set out the class to be redeemed, redemption price, the date on which redemption is to take place and, if only part of the shares held by the person to whom it is ad-dressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the company shall pay or cause to be paid the redemption price to the registered holders of the shares to be redeemed, on presentation and surrender of the certificates for the shares so called for redemption, duly endorsed in blank, at the head office of the company or at such other place or places as may be specified for redemption in such notice. On and after the date so specified for redemption, the holders of such shares called for redemption shall cease to be entitled to any rights in respect thereof, except to receive the redemption price, without interest, unless payment of the redemption price shall not be made by the company in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired. On or before the date specified for redemption, the company shall have the right to deposit the redemption price of the shares called for redemption in a special account with a bank or trust company named in the notice of redemption to be paid, without interest, to or to the order of the respective holders of such shares called for redemption upon presentation and surrender of the certificates representing the same, duly endorsed in blank, and, on the date specified for redemption, the shares in respect whereof such deposit shall have been made shall be deemed to have been redeemed and the rights of the several holders thereof, after such date, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective shares against presentation and surrender of the certificates representing such shares.
         (4) The company may at any time or times purchase for cancellation the whole or any part of the Preferred Shares outstanding from time to time pursuant to tenders, or, with the unanimous consent of the holders of all the then outstanding Preferred Shares (or, if only one, two or three classes are involved, by the holders of all then outstanding shares of the involved class or classes), by private contract at the lowest price at which, in the opinion of the Board of Directors, such shares are obtainable but not exceeding the amount of $100.00 per share, together with all unpaid declared dividends thereon.
         (5) Subject to the provisions of the Companies Act (Quebec), any holder of one or more then outstanding Preferred Shares may require the company to redeem all or any of such shares registered in the name of such holder on the books of the company, by tendering to the company at its head office the share certificate(s), duly endorsed in blank, representing such share(s) which such holder desires to have the company redeem and a written request for redemption specifying (i) the number of shares for which redemption is sought (the "sold shares") and (ii) the business day (the "purchase date") on which such holder desires to have the company redeem the sold shares, which shall be not less than 10 days after the day on which the request is given to the company. After receipt of such share certificate(s) and request the company shall on the purchase date redeem the sold shares by paying to such shareholder an amount of $100 per sold share plus any unpaid declared dividends thereon. Such payment shall be made by check payable at any branch of the company's bank. The sold shares shall be redeemed on the purchase date and thereafter their holders shall cease to be entitled to any rights of shareholders in respect of the sold shares (except to receive the redemption price) unless payment of the redemption price is not made on the purchase date, in which case the rights of the holders of the sold shares shall remain unimpaired. Notwithstanding the foregoing, the company shall not be obliged to purchase the sold shares to the extent that such purchase would be contrary to any applicable law, and if such purchase of any such sold shares would be contrary to any applicable law, the company shall only be obliged to purchase such sold shares to the extent that the monies applied thereto shall be such amount (rounded to the next lower multiple of $100) as would not be contrary to such law, in which case, the company shall pay to each holder of sold shares his pro rata share of the purchase rnonies allocable and shall cause to be issued to such holder a new share certificate representing the sold shares held by such holder and not purchased by the company.
         (6) The holders of the then outstanding Preferred Shares and the holders of the then outstanding Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the company and each share of the Preferred Shares and Common Shares then outstanding shall confer the right to one (1) vote in person or by proxy at all meetings of shareholders of the company.
         (7) The company shall not, except by by-law passed by the Board of Directors and confirmed by resolution by a majority of not less than two-thirds of the votes cast by (i) the holders of each class of the then outstanding Preferred Shares and (ii) the holders of the then outstanding Common Shares present or represented at, and voting separately by classes at, a special general meeting of the shareholders called for considering such resolution and upon compliance with any relevant provisions of the laws governing the company, (i) create any other class of shares, (ii) voluntarily liquidate or dissolve the company, (iii) distribute any surplus of the company other than by way of dividend or by purchase or redemption of any Preferred Shares in accordance with the provisions of paragraphs (1), (3), (4) and (5), respectively hereof, or (iv) repeal, amend or otherwise alter any of the provisions contained in paragraphs (1) to (6) hereof or in this paragraph (7).